Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF THIRD QUARTER AND NINE MONTHS 2021 RESULTS

ATLANTA, GEORGIA, October 5, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, today announced that it will release its unaudited third quarter  and nine months financial results for the period ended September 30, 2021 on Wednesday, October 27, 2021.  In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, October 27, 2021 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 1-877-407-9716 (domestic) or 1-201-493-6779 (internationally) with conference ID of 13723477.  For interested individuals unable to join the call, a replay will be available until Wednesday, November 3, 2021 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (internationally), replay PIN number 13723477.  The conference call will also broadcast live over the internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company.  Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, McCall Service, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, Crane Pest Control and MissQuito, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.mccallservice.com,  www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com,  www.cranepestcontrol.com, www.missquito.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.